UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2011 (May 16, 2011)

Epicor Software Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20740	33-0277592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, CA 92612

(Address of Principal Executive Offices, including zip code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2011, in connection with the consummation of the merger (the “Merger”) pursuant to the Merger Agreement, dated April 4, 2011, among Epicor Software Corporation, a Delaware corporation (the “Company”), Eagle Parent, Inc., a Delaware corporation (“Parent”), and Element Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), all the directors of the Company prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the effective time of the Merger, namely L. George Klaus, Robert H. Smith, Michael Kelly, Michael Hackworth, Richard H. Pickup, John M. Dillon and W. Douglas Hajjar.

Pursuant to the terms of the Merger Agreement, on May 16, 2011, the directors of Sub immediately prior to the effective time of the Merger became the directors of the Company following the Merger. The new directors of the Company are Jason Wright, Roy Mackenzie and Will Chen. Information about the new directors is contained in Annex I to Amendment No. 2 to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company with the Securities and Exchange Commission on April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: May 17, 2011	By:	/s/ John D. Ireland

Name: John D. Ireland
Title: Sr. Vice President; General Counsel